AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger, dated as of this 31st day of January, 2000, by and among iShopper.com, Inc., a Nevada corporation
(hereinafter the "Acquiror"), StinkyFeet.com, Inc., a Utah corporation (hereinafter the "Company") David Barrett, Rob Davis, Matt Parr, Nathan Drage and Abel Davis, the shareholders of the Company (individually, a "Shareholder" and collectively, the "Shareholders"), and SF Acquisition Corp., a Utah corporation ("Newco"), a wholly-owned subsidiary of Acquiror.

                                   WITNESSETH:

         WHEREAS, Newco is a wholly-owned subsidiary of Acquiror; and

         WHEREAS, the Company wishes to merge with and into Newco, and Acquiror desires to merge Newco with the Company, so that Newco will be the Surviving Corporation (as defined below), all upon the terms and subject to the conditions of this Agreement and in accordance with the laws of the State of Utah;

         WHEREAS, in connection with said merger, each Shareholder is willing to surrender all of the issued and outstanding common shares of the Company owned by such Shareholder in exchange for the right to receive certain common shares of the Acquiror, as detailed herein, and further subject to the covenants and undertakings of the parties hereto; and

         WHEREAS, the terms and conditions of the Merger (as defined below), the mode of carrying the same into effect, the manner of converting the capital stock of the Company into the right to receive common shares of the Acquiror and such other terms and conditions as may be required or permitted to be stated in this Agreement are set forth below; and

         WHEREAS, for Federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "Plan of Reorganization" for purposes of Section 368 of the Code.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions set forth herein, the parties mutually covenant and agree with each other as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 Company/Newco Merger. On the Effective Date (as defined in Section 1.3), the Company shall be merged with and into Newco and the separate corporate existence of the Company shall thereupon cease (said event hereafter referred to as the "Merger"). Newco shall be the surviving corporation in the Merger (the "Surviving Corporation). The name of the Surviving Corporation immediately following the Effective Date shall be "StinkyFeet.com, Inc." The separate corporate existence of the Surviving Corporation with all its rights, privileges, immunities and franchises shall continue unaffected by the Merger.

         1.2 Filing. Simultaneously with the execution hereof, Acquiror, Newco and the Company will cause Articles of Merger in substantially the form of Exhibit A attached hereto (the "Articles of Merger") to be executed and filed with the office of the Utah Division of Corporations and Commercial Code as provided in Section 16-10a-1105 of the Utah Code (Revised Business Corporation
Act).

         1.3 Effective Date of the Merger. The Merger shall be effective at the time of the filing of the Articles of Merger with the offices of the Utah Division of Corporations and Commercial Code, referred to in Section 1.2, which time is herein sometimes referred to as the "Effective Date."

         1.4 Effect of the Merger. The Merger shall have the effects set forth in Sections 16-10a-1106 of the Revised Business Corporation Act.

         1.5 Further Assurances. If at any time after the Effective Date, any party hereto shall consider or be advised that any further deeds, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company acquired or to be acquired by reason of, or as a result of, the Merger, the parties hereto agree that Acquiror, the Surviving Corporation, the Company and their proper officers shall execute and deliver all such proper deeds, assignments and assurances in law and shall do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of Acquiror, Surviving Corporation and the Company are fully authorized in the name of Acquiror, Surviving Corporation and the Company otherwise to take any and all such actions.

         1.6 Articles of Incorporation. At the Effective Date, the Articles of Incorporation of Newco, as amended consistent with this Agreement, shall be the Articles of Incorporation of the Surviving Corporation, and may be amended from time to time after the Effective Date as provided by law.

         1.7 Bylaws. The Bylaws of Newco, as in effect immediately prior to the Effective Date, shall continue unchanged as the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with Utah law, the Articles of Incorporation of the Surviving Corporation or its Bylaws.

         1.8 Directors and Officers.

                  1.8.1 From and after the Effective Date, each director of Newco immediately prior to the Effective Date shall continue as a director of the Surviving Corporation, until his successor is elected and qualified, or until his earlier death, resignation or removal. If on or after the Effective Date an vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law and the Bylaws of the Surviving Corporation.

                  1.8.2 From and after the Effective Date, each officer of Newco immediately prior to the Effective Date shall continue as an officer of the Surviving Corporation, in the same capacity, until his successor is elected and qualified, or until his earlier death, resignation or removal. Additional officers may be appointed by the Board of Directors in the manner provided by law and the Bylaws of the Surviving Corporation.

         1.9      Conversion.

                  1.9.1 On the Effective Date, each outstanding share of the Company's voting common stock (the "Company Common Stock") (excluding any treasury shares of the Company), shall be converted into and become the right to receive .0010676 share of the voting common stock of the Acquiror (the "Acquiror Common Stock"). Pursuant to the Merger, Acquiror will issue an aggregate total of 7,500 shares of Acquiror Common Stock to the Shareholders in exchange for all of their shares of Company Common Stock in the amounts set forth in Exhibit "B" hereto.

                  1.9.2 Each treasury share of the Company's Common Stock, if any, shall be canceled, and no payment shall be made in respect thereof.

         1.10 Surrender of Certificates. As soon as practicable after the Effective Date, each holder of a certificate or certificates which prior thereto represented validly issued and outstanding shares of Company Common Stock may surrender such certificate or certificates to Acquiror or to its designated transfer agent, and shall receive in exchange therefore a certificate representing the number of shares of Acquiror Common Stock into which the shares of the Company's Common Stock theretofore represented by the surrendered certificate or certificates shall have been converted pursuant to Section 1.9 hereof. Until so surrendered, each certificate that on the Effective Date represents issued and outstanding shares of the Company's Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of Acquiror Common Stock into which the shares of Company Common Stock shall have been converted.

         1.11 Non-Disclosure/Non-Compete Agreements: In consideration of this transaction and of the obligation of Newco for royalties set forth in paragraph
1.13 below, Shareholders shall execute and deliver to Acquiror, for the benefit of Acquiror and Newco, agreements in the form attached hereto as Exhibit "C" by which each agrees for the period stated therein, to hold Company information confidential and not to compete with Newco or Acquiror for the period stated therein.

         1.12 Assumption of Company's Liabilities: In addition, Newco, as the Surviving Corporation, shall assume all liabilities of Company, as listed at Schedule "D" hereto, which Company and Shareholders represent total not more than $40,000.00. All debts and obligations thus assumed shall be paid or otherwise satisfied, proportionately, at a rate of 25% of said principal obligation per month, with the first payment of not less than $10,000 to be made at Closing.

         1.13 Royalty Payments: In addition to the foregoing, and for a period of ten (10) years from the date hereof, Newco, as the Surviving Corporation, shall pay to Shareholders an amount equal to three percent (3%) of the gross revenue of Newco, derived from the advertising and affiliate-associated programs of the Company. Said royalty payments shall be paid quarterly, within thirty
(30) days following the final business day of each calendar quarter, and shall be apportioned among Shareholders as Shareholders shall direct in writing. Absent written instructions, signed by all Shareholders, all royalty payments will be made by a single check, payable jointly to all Shareholders. The Surviving Corporation shall provide with each royalty payment an accounting of revenue upon which said royalty is calculated. Not more often than annually, Shareholders shall have the right to examine the Surviving Corporation's books and records, personally or through an authorized representative, during normal business hours and on not less than fifteen (15) days' prior notice. Shareholders shall bear the costs of any such examination, except that, in the event that the examination reveals that the Surviving Corporation underpaid royalties over the relevant period by more than 5%, the costs of such examination shall be paid by the Surviving Corporation. Any royalty payments not made when due shall bear interest at an annual rate of 10%.

         1.14 Closing. The closing for the Merger pursuant to this Agreement (the "Closing") shall be held at 4:00 p.m., Mountain Time, on January 31, 2000 (the "Closing Date"). The Closing shall occur at the offices of counsel for Acquiror, Snow, Christensen & Martineau, 10 Exchange Place, Eleventh Floor, Salt Lake City, Utah, unless each party hereto agrees in writing to another location.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each of the Shareholders severally represents and warrants as follows:

         2.1 Ownership of Stock.

                  2.1.1. Such Shareholder is the record owner and holder of the number of fully paid and nonassessable shares of the Company Common Stock listed in Exhibit "B" hereto as of the date hereof and will continue to own such Company Common Stock on the Closing Date and all such shares of common stock are or will be on the Closing Date owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability.

                  2.1.2. Except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the stock of the Company owned by the Shareholder.

                                   ARTICLE III
                 REPRESENTATIONS OF THE COMPANY AND SHAREHOLDERS

         The Company and each Shareholder severally represent and warrant as follows:

         3.1      Organization and Authority.

                  3.1.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with full power and authority to enter into and perform the transactions contemplated by this Agreement.

                  3.1.2 The Company is not qualified or licensed to do business as a foreign corporation in any jurisdiction.

                  3.1.3 The copies of the Articles of Incorporation and By Laws of the Company heretofore delivered to Acquiror are complete and correct copies of such instruments as presently in effect.

                  3.1.4. The outstanding shares of Company Common Stock are legally and validly issued, fully paid and nonassessable.

                  3.1.5 The minute book of the Company made available to the Acquiror contains the Articles of Incorporation of the Company, Bylaws, and accurate records of all meetings and other corporate actions of the Shareholders and the board of directors (and any committee thereof) of the Company at which such records were kept.

         3.2 Capitalization of the Company. Immediately prior to the consummation of the transactions contemplated by this Agreement, the authorized capital stock of the Company consisted of 50,000,000 shares of common stock, $.001 par value, of which 7,025,000 shares are issued and outstanding. There are no shares of preferred stock of the Company, either authorized or issued. There are no outstanding (a) securities convertible into or exchangeable for the Company capital stock; (b) options, warrants or other rights to purchase or subscribe for capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such options, warrants or rights.

         3.3 Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or have any direct or indirect equity or ownership interest in any other business, including wholly-owned subsidiaries.

         3.4 Performance of This Agreement. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and Shareholders have taken all action required by law, the Company's Articles of Incorporation, its By Laws or otherwise to be taken by them to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of the Company enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or By Laws of the Company, or, except as specified in Section 3.4 of the Disclosure Schedule, violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company, under any agreement or commitment to which the Company is a party or by which the Company is bound, or to which the property of the Company is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

         3.5 Financials. True copies of the unaudited financial statements of the Company consisting of the unaudited balance sheets as of the calendar year ended December 31, 1999, and statements of operations for such period, have been delivered by the Company to the Acquiror. These statements have been compiled in-house by the Company's accountant and have not been examined or certified. Said financial statements are true and correct in all material respects and fairly present the financial condition of the Company as of December 31, 1999, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

         3.6 Leases. The Company has disclosed to Acquiror all leases pursuant to which the Company leases real or personal property. All such leases are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing material defaults by the Company thereunder; no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder; and all lessors under such leases have consented (where such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under such leases. Executed counterparts of all consents referred to the preceding sentence will be delivered to Acquiror at the Closing.

         3.7 Bank Accounts. The Company has disclosed to Acquiror the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto. At the Closing, the Company will deliver to Acquiror copies of all records, including all signature or authorization cards, pertaining to such bank accounts.

         3.8 Employment Agreements. The Company has no employment agreements in as of the Closing Date.

         3.9   Litigation.   There  are  no  legal,   administrative   or  other
proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, pending or outstanding or, to the knowledge of such Shareholder or the Company, threatened against or involving the Company or its assets, properties, or business, nor does the Company know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of the Company or as to which the Shareholder is a party adverse to the Company or has a material interest adverse to the Company.

         3.10 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Company, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Company, except as provided for in the financial statements of the Company, or have been incurred in the normal course of business of the Company since January 1, 2000. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

         3.11 Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

         3.12 Accuracy of All Statements Made by Company. No representation or warranty by the Company and such Shareholder in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Company or the Shareholder pursuant to this Agreement, nor any document or certificate delivered to the Acquiror pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND NEWCO

The Acquiror and Newco represent and warrant as follows:

         4.1 Organization and Good Standing.

         4.1.1 The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement. The copies of the Articles of Incorporation and By Laws of the Acquiror heretofore delivered to the Company and Shareholders are complete and correct copies of such instruments as presently in effect. Acquiror is not currently qualified outside the State of Nevada.

         4.1.2 Newco is a wholly-owned subsidiary of Acquiror and is a corporation which shall have been duly organized, validly existing and in good standing under the laws of the State of Utah with full power and authority to enter into and perform the transactions contemplated by this Agreement. The copies of the Articles of Incorporation and By Laws of Newco heretofore delivered to the Company and Shareholders are complete and correct copies of such instruments as presently in effect. Newco is not qualified or licensed to do business as a foreign corporation in any jurisdiction.

         4.2 Capitalization.

         4.2.1 Immediately prior to the consummation of the transactions contemplated by this Agreement, the authorized capital stock of the Acquiror consisted of 50,000,000 shares of common stock, no par value, of which 7,854,377 shares are issued and outstanding. There are no shares of preferred stock of the Acquiror, either authorized or issued.

         4.2.2 Immediately prior to the consummation of the transactions contemplated by this Agreement, the authorized capital stock of Newco consisted of 25,000,000 shares of common stock, no par value, of which 25,000 shares are issued and outstanding and owned by Acquiror. There are no shares of preferred stock of Newco, either authorized or issued. There are no outstanding (a) securities convertible into or exchangeable for Newco capital stock; (b) options, warrants or other rights to purchase or subscribe for capital stock of Newco or securities convertible into or exchangeable for capital stock of Newco; or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Newco, any such convertible or exchangeable securities or any such options, warrants or rights.

         4.3 Performance of This Agreement. This Agreement constitutes the legal, valid and binding obligation of Acquiror and of Newco, enforceable against both in accordance with its terms. Upon the execution and delivery by Acquiror or Newco of the employment agreements, the employment agreements will constitute the legal, valid and binding obligation of the entity executing such agreements, enforceable in accordance with their respective terms. Acquiror and Newco, each in its own right, has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the employment agreements and to perform its obligations under this Agreement and the employment agreements. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated in this Agreement or the employment agreements will, directly or indirectly violate any provision of the Articles of Incorporation or By Laws of the Acquiror or of Newco, or, except as specified in Section 4.3 of the Disclosure Schedule, violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company, under any agreement or commitment to which the Company is a party or by which the Company is bound, or to which the property of the Company is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

         4.4 Financials. True copies of the unaudited consolidated financial statements of the Acquiror, consisting of the consolidate balance sheets of Acquiror and its subsidiaries as of the calendar year ended December 31, 1999, and statements of operations for such period, have been delivered by the Acquiror to the Company. Said financial statements are true and correct in all material respects and fairly present the financial condition of the Acquiror as of the date thereof, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

         4.5 Liabilities. There are no material liabilities of the Acquiror, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Acquiror, its agents or servants which are not disclosed by or reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Acquiror.

         4.6   Litigation.   There  are  no  legal,   administrative   or  other
proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving the Acquiror or its subsidiaries, if any, or their assets, properties, or business, nor does the Acquiror or its subsidiaries know, or have reasonable grounds to know of any basis for any such proceedings, investigations or inquiries, product liability or other claims judgments, injunctions or restrictions.

         4.7 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Acquiror, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Acquiror. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

         4.8 Accuracy of All Statements Made by the Acquiror or Newco. No representation or warranty by the Acquiror or Newco in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by the Acquiror or Newco pursuant to this Agreement, nor any document or certificate delivered to the Company or the Shareholders pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state or shall omit to state a material fact necessary to make the statement contained therein not misleading.

         4.9 No Covenant as to Tax Consequences. It is expressly understood and agreed that neither the Acquiror nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement. All parties have consulted with their respective accountants or attorneys and have obtained adequate assurances that this Agreement will satisfy their intent, for purposes of federal income tax, as set forth in the recitals to this Agreement.

                                    ARTICLE V
               CONDITIONS PRECEDENT TO THE ACQUIROR'S OBLIGATIONS

         Each and every obligation of the Acquiror to be performed on the Closing Date shall be subject to the satisfaction prior thereto of the following conditions:

         5.1 Truth of Representations and Warranties. The representations and warranties made by the Company and the Shareholders in this Agreement shall be substantially accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

         5.2 No Material Adverse Change. As of the Closing Date there shall not have occurred any material adverse change, financially or otherwise within the control of the Company, which materially impairs the ability of the Company to conduct its business or the earning power thereof on the same basis as in the past.

         5.3 Accuracy of Financial Statements. The Acquiror and its representatives shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Company furnished to the Acquiror herewith.

         5.4 Non-Compete and Non-Disclosure Agreements. All Shareholders shall have executed and delivered to Acquiror and Newco Non-Compete and Non-Disclosure Agreements in the form attached hereto as Exhibit "C."

         5.5 Time Limit on Closing. Closing shall have taken place by January 31, 2000, contemporarily with the execution of this Agreement.


                                   ARTICLE VI
     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS

         Each and every obligation of the Company and the Shareholder to be performed on the Closing Date shall be subject to the satisfaction prior thereto of the following conditions:

         6.1 Truth of Representations and Warranties. The representations and warranties made by the Acquiror in this Agreement shall be substantially accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

         6.2 No Material Adverse Change. As of the Closing Date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of the Acquiror to conduct its business.

         6.3 Approval of Financial Statements. The Company and Shareholders shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of Acquiror.

         6.4 Time Limit on Closing. Closing shall have taken place by January 31, 2000.


                                   ARTICLE VII
                             SECURITY ACT PROVISIONS

         7.1 Restrictions on Disposition of Shares. The Shareholders covenant and warrant that the shares of Acquiror received are acquired for their own account and not with the present view towards the distribution thereof. Shareholders further covenant and warrant and that they will not dispose of the respective shares of Acquiror Common Stock except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) in any other transaction which, in the opinion of counsel, acceptable to the Acquiror, is exempt from registration under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. In order to effectuate the covenants of this sub-section, an appropriate endorsement will be placed upon each of the certificates of Acquiror Common Stock at the time of distribution of such shares by Acquiror pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for the securities.

         7.2  Evidence  of  Compliance  With  Private  Offering  Exemption.  The
Shareholders agree to supply the Acquiror with evidence of the financial sophistication of the Shareholders or evidence of appointment of a sophisticated investment representative and such other items as counsel for the Acquiror may require in order to evidence the private offering character of the conversion of the Company Common Stock for Acquiror Common Stock, pursuant to this Agreement. Unless otherwise designated to the Acquiror, each Shareholder represents that he has such knowledge of finance, securities, and investments, generally, to evaluate the risks of the transaction set forth in this Agreement, and that the financial capacity of such Shareholder is of such proportion that the total cost of such Shareholder's commitment in such Acquiror Common Stock would not be material when compared with his total financial capacity. Each Shareholder understands that he must bear the economic risk of the investment for an indefinite period of time because Acquiror Common Stock to be received by each Shareholder on conversion of the Shareholder's Company Common Stock have not been registered under applicable securities laws and therefore cannot be sold, except pursuant to the Put Option Agreement unless they are subsequently registered under such securities laws or an exemption from such registration is available; that each certificate will bear a restrictive legend to the effect that the shares have not been registered under securities laws and are therefore restricted on transferability and sale of such shares, except for the shares of Acquiror Common Stock sold by Shareholders pursuant to the Put Option Agreement; and that, with the exception of the shares subject to the Put Option Agreement, stop transfer instructions will be placed upon such shares with the transfer agent of the Acquiror concerning such restrictions.

         7.3 Notice of Limitation Upon Disposition. Each Shareholder represents that he is aware that the shares of Acquiror Common Stock issued to him in connection with the Merger hereunder will not have been registered pursuant to the Securities Act of 1933, as amended; and, therefore, under current interpretations and applicable rules, he may have to retain such shares for a period of at least one year and at the expiration of such one-year period his sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the Securities and Exchange Commission and such disposition may be available only if the Acquiror is current in its filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements, and the other limitations imposed thereby on the disposition of Acquiror Common Stock.

                                  ARTICLE VIII
                                     CLOSING

         9.1 Documents To Be Delivered by the Company and the Shareholder. At the closing the Company and the Shareholders shall deliver to the Acquiror the following documents:

                  a. Certificates from each Shareholder for the number of shares of Company Common Stock set forth on Exhibit "B", such certificates to be surrendered and cancelled in exchange for certificates reflecting shares of Acquiror, in the manner and form required by subsections 1.9 and 1.10 hereof

                  b. Nondisclosure and Noncompete Agreements, in a form attached as Exhibit "C" hereto.

                  c. Such other documents of transfer, certificates of authority and other documents as the Acquiror may reasonably request.

         9.2 Documents To Be Delivered by the Acquiror and Newco. At the closing the Acquiror and Newco shall deliver to the Company and to the Shareholders the following documents:

                  a. Certificates for the number of shares of Acquiror Common Stock into which the Shareholders' respective shares of Company Common Stock are converted, as determined in sub-section 1.9 hereof.

                  b. Such other documents of transfer, certificates of authority and other documents as the Company and/or the Shareholders may reasonably request.

                                   ARTICLE IX
                        CONDUCT OF BUSINESS AFTER CLOSING

         On and after the Effective Date and except as otherwise expressly consented to or approved by each of the Shareholders, the Surviving Corporation and Acquiror in writing, Acquiror and the Surviving Corporation will each carry on their respective businesses diligently and substantially in the same manner as heretofore conducted, and none shall incur any material liabilities, except in the ordinary course of business.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         11.1 Publicity. The parties agree that no publicity, release or other public announcement concerning the transaction contemplated by this Agreement shall be issued by any party hereto without the advance approval of both the form and substance of the same by the other parties and their counsel, which approval, in the case of any publicity, release or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

         11.2 Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Utah.

         11.3 Assignment. Except as otherwise expressly set forth herein, this Agreement may not be assigned in whole or in part by any party hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld, and then solely to the extent set forth in such consent.

         11.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns.

         11.5 Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

         11.6 No Other Agreements. This Agreement constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.

         11.7 Survival of Covenants. Etc. All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect for a period of three years immediately following the Effective Date.

         11.8 Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be reasonably required to carry out fully the transactions contemplated herein.

         11.9 Amendment. This Agreement or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

         11.10 Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         11.11 Counterparts. This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

         11.12 Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the teens and conditions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto executed the foregoing Agreement and Plan of Merger as of the day and year first above written.

ACQUIROR:                                iSHOPPER.COM, INC.

                                         By_________________________________
                                              William E. Chipman, Sr., CFO



NEWCO:                                   SF ACQUISITION CORP.

                                         By_________________________________
                                             William E. Chipman, Sr., President


COMPANY:                                STINKYFEET.COM, INC.

                                         By_________________________________
                                              David Barrett, President


SHAREHOLDERS:                   ____________________________________
                                   David Barrett, Individually

____________________________    ____________________________________
Rob Davis, Individually            Matt Parr, Individually

___________________________     ____________________________________
Abel Davis, Individually           Nathan Drage, Individually

                                   EXHIBIT"A"
                         TO AGREEMENT AND PLAN OF MERGER

                              (Articles of Merger)

                               ARTICLES OF MERGER
                                       of

                              STINKYFEET.COM, INC.
                              (a Utah corporation)

                                      into

                              SF ACQUISITION CORP.
                              (a Utah corporation)

         The undersigned officers, the respective presidents and secretaries of StinkyFeet.com, Inc., a Utah corporation ("StinkyFeet") and SF Acquisitions Corp., a Utah corporation ("Acquisition"), hereby certify that the Agreement and Plan of Merger dated January 31, 2000 (hereinafter the "Plan") was approved by the shareholders of StinkyFeet by unanimous consent of its shareholders on January 31, 2000, and was approved by the sole shareholder of Acquisition by unanimous consent action of such sole shareholder on January 31, 2000.

         1. The number of shares outstanding of each class of each corporation which were entitled to vote on the Plan, and the number of shares of each class of each corporation consenting and not consenting to the Plan, is as follows:

                Class                Shares       Consenting   Not Consenting
                                    Outstanding
                -------           -------------   -----------  --------------
StinkyFeet      Common Stock
                ($.001 par value)   7,025,000      7,025,000         -0-

Acquisition     Common Stock         25,000         25,000           -0-
                (no par)

         2. The number of votes cast for the Plan by each constituent entity was sufficient for approval of the Plan.

         3. All of the presently outstanding shares of Acquisition are owned and held by iShopper.com, Inc., a Nevada corporation ("iShopper").

         4. The effective date of the merger shall be the time of the completion of filing of the Articles of Merger in the State of Utah.

         5. An abbreviated copy of the completed Plan of Merger is attached hereto. A complete copy of the Agreement and Plan of Merger, including exhibits and schedules, is on file at the principal offices of iShopper.com, Inc., at 8722 South 300 West, Sandy, Utah, and shall be made available, without cost, to any shareholder of Acquisition, iShopper.com, Inc. or StinkyFeet.

         6. The following amendments to the Articles of Incorporation of Acquisition were duly approved by the shareholders of each constituent entity and are hereby made to the Articles of Incorporation of Acquisition:

                  a. Amend  Article  First of the Articles of  Incorporation  to
              read as follows:

                           The name of the corporation is StinkyFeet.com, Inc.

                  b. Amend Article Tenth to read as follows:

                           Directors:  The  corporation  shall be  governed by a
              Board of Directors and shall have not less than three (3) nor more than five (5) directors as determined, from time to time, by the Board of Directors. The original Board of Directors shall be comprised of three (3) persons. The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

                           Shane Hackett
                           8722 South 300 West
                           Sandy, Utah  84070

                           William E. Chipman, Sr.
                           8722 South 300 West
                           Sandy, Utah  84070

                           Tom Maher
                           8722 South 300 West
                           Sandy, Utah  84070

IN WITNESS WHEREOF, StickyFeet.com, Inc., formerly known as SF Acquisitions Corp., a Utah corporation, as the surviving entity, has caused these Articles of Merger to be executed by its president, this 31st day of January, 2000.



                                    StickyFeet.com, Inc.
                                    f/k/a SF Acquisitions Corp.
                                    A Utah Corporation

                                    By ___________/s/______________________
                                             William E. Chipman, President

                                 PLAN OF MERGER
                (Abbreviated for Filing with Articles of Merger)

         This Plan of Merger, is agreed to as of this 31st day of January, 2000, by and among iShopper.com, Inc., a Nevada corporation (hereinafter the "Acquiror"), StinkyFeet.com, Inc., a privately-held Utah corporation (hereinafter the "Company") David Barrett, Rob Davis, Matt Parr, Nathan Drage and Abel Davis, the shareholders of the Company (individually, a "Shareholder" and collectively, the "Shareholders"), and SF Acquisition Corp., a Utah corporation ("Newco").

                                   WITNESSETH:

         WHEREAS, Newco is a wholly-owned subsidiary of Acquiror; and

         WHEREAS, the Company wishes to merge with and into Newco, and Acquiror desires to merge Newco with the Company, so that Newco will be the Surviving Corporation (as defined below), all upon the terms and subject to the conditions of this Agreement and in accordance with the laws of the State of Utah;

         WHEREAS, in connection with said merger, each Shareholder is willing to surrender all of the issued and outstanding common shares of the Company owned by such Shareholder in exchange for the right to receive certain common shares of the Acquiror, as detailed herein, with an accompanying stock put option agreement, as described herein, by which the Shareholders shall have the right, without solicitation, to sell to a third party, at an agreed price, and at an agreed rate of purchase, a portion of the Acquiror stock thus received; and

         WHEREAS, the terms and conditions of the Merger (as defined below), the mode of carrying the same into effect, the manner of converting the capital stock of the Company into the right to receive common shares of the Acquiror and such other terms and conditions as may be required or permitted to be stated in this Agreement are set forth below; and

         WHEREAS, for Federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "Plan of Reorganization" for purposes of Section 368 of the Code.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions set forth herein, the parties mutually covenant and agree with each other as follows:

                                   THE MERGER

         1.1 Company/Newco Merger. On the Effective Date (as defined in Section 1.3), the Company shall be merged with and into Newco and the separate corporate existence of the Company shall thereupon cease (said event hereafter referred to as the "Merger"). Newco shall be the surviving corporation in the Merger (the "Surviving Corporation). The name of the Surviving Corporation immediately following the Effective Date shall be "StinkyFeet.com, Inc." The separate corporate existence of the Surviving Corporation with all its rights, privileges, immunities and franchises shall continue unaffected by the Merger.

         1.2 Filing. Simultaneously with the execution hereof, Acquiror, Newco and the Company will cause Articles of Merger to be executed and filed with the office of the Utah Division of Corporations and Commercial Code as provided in
Section 16-10a-1105 of the Utah Code (Revised Business Corporation Act).

         1.3 Effective Date of the Merger. The Merger shall be effective at the time of the filing of the Articles of Merger with the offices of the Utah Division of Corporations and Commercial Code, referred to in Section 1.2, which time is herein sometimes referred to as the "Effective Date."

         1.4 Effect of the Merger. The Merger shall have the effects set forth in Sections 16-10a-1106 of the Revised Business Corporation Act.

         1.5 Further Assurances. If at any time after the Effective Date, any party hereto shall consider or be advised that any further deeds, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Company acquired or to be acquired by reason of, or as a result of, the Merger, the parties hereto agree that Acquiror, the Surviving Corporation, the Company and their proper officers shall execute and deliver all such proper deeds, assignments and assurances in law and shall do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of Acquiror, Surviving Corporation and the Company are fully authorized in the name of Acquiror, Surviving Corporation and the Company otherwise to take any and all such actions.

         1.6 Articles of Incorporation. At the Effective Date, the Articles of Incorporation of Newco, as amended consistent with the Agreement, shall be the Articles of Incorporation of the Surviving Corporation, and may be amended from time to time after the Effective Date as provided by law.

         1.7 Bylaws. The Bylaws of Newco, as in effect immediately prior to the Effective Date, shall continue unchanged as the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with Utah law, the Articles of Incorporation of the Surviving Corporation or its Bylaws.

         1.8 Directors and Officers.

                  1.8.1 From and after the Effective Date, each director of Newco immediately prior to the Effective Date shall continue as a director of the Surviving Corporation, until his successor is elected and qualified, or until his earlier death, resignation or removal. If on or after the Effective Date an vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law and the Bylaws of the Surviving Corporation.

                  1.8.2 From and after the Effective Date, each officer of Newco immediately prior to the Effective Date shall continue as an officer of the Surviving Corporation, in the same capacity, until his successor is elected and qualified, or until his earlier death, resignation or removal. Additional officers may be appointed by the Board of Directors in the manner provided by law and the Bylaws of the Surviving Corporation.

         1.9 Conversion.

                  1.9.1 On the Effective Date, each outstanding share of the Company's voting common stock (the "Company Common Stock") (excluding any treasury shares of the Company), shall be converted into and become the right to receive .0010676 share of the voting common stock of the Acquiror (the "Acquiror Common Stock"). Pursuant to the Merger, Acquiror will issue an aggregate total of 7,500 shares of Acquiror Common Stock to the Shareholders in exchange for all of their shares of Company Common Stock in the amounts set forth in Exhibit "B" hereto.

                  1.9.2 Each treasury share of the Company's Common Stock, if any, shall be canceled, and no payment shall be made in respect thereof.

         1.10 Surrender of Certificates. As soon as practicable after the Effective Date, each holder of a certificate or certificates which prior thereto represented validly issued and outstanding shares of Company Common Stock may surrender such certificate or certificates to Acquiror or to its designated transfer agent, and shall receive in exchange therefore a certificate representing the number of shares of Acquiror Common Stock into which the shares of the Company's Common Stock theretofore represented by the surrendered certificate or certificates shall have been converted pursuant to Section 1.9 hereof. Until so surrendered, each certificate that on the Effective Date represents issued and outstanding shares of the Company's Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of Acquiror Common Stock into which the shares of Company Common Stock shall have been converted.

         IN WITNESS WHEREOF, the parties hereto executed the foregoing Agreement and Plan of Merger as of the day and year first above written.

ACQUIROR:               iSHOPPER.COM, INC.

                        By___________/s/____________________
                        William E. Chipman, CFO


NEWCO:                  SF ACQUISITIONS CORP.

                        By___________/s/____________________
                             William E. Chipman, President

COMPANY:                STINKYFEET.COM, INC.

                        By__________/s/____________________
                             David Barrett, President

SHAREHOLDERS:                     __________/s/________________
                                  David Barrett, Individually

                                  __________/s/________________
                                  Rob Davis, Individually

                                  __________/s/________________
                                  Matt Parr, Individually

                                  __________/s/________________
                                  Nathan Drage, Individually

                                  __________/s/________________
                                  Abel Davis, Individually

                                   EXHIBIT "B"
                         TO AGREEMENT AND PLAN OF MERGER

                                 NO. OF SHARES OF           NO. OF SHARES OF
  NAME OF                          THE COMPANY                THE ACQUIROR
SHAREHOLDERS                    TO BE SURRENDERED             TO BE ISSUED
------------                  -------------------            --------------
David Barrett                         2,000,000                  2,135
Rob Davis                             2,000,000                  2,135
Matt Parr                             2,000,000                  2,135
Nathan Drage                          1,000,000                  1,068
Abel Davis                               25,000                     27

                                   EXHIBIT "C"
                         TO AGREEMENT AND PLAN OF MERGER

                     Nondisclosure and Noncompete Agreement



                                   EXHIBIT "D"
                         TO AGREEMENT AND PLAN OF MERGER

                         STINKYFEET ASSETS & LIABILITIES


                                   EXHIBIT "E"
                         TO AGREEMENT AND PLAN OF MERGER

                               DISCLOSURE SCHEDULE

StinkyFeet.com, Inc. Bank Accounts:






StinkyFeet.com, Inc. has no employees or contracts with independent contractors.